Exhibit 10.36

BLACKBAUD, INC.

2008 EQUITY INCENTIVE PLAN

STOCK APPRECIATION RIGHTS GRANT NOTICE

Blackbaud, Inc. (the “Company”), pursuant to its 2008 Equity Incentive Plan (the “Plan”), hereby grants to Participant the number of stock appreciation rights (“SARs”) set forth below in this Notice of Grant (collectively, the “Award”). This Award is subject to all of the terms and conditions as set forth herein and in the Stock Appreciation Rights Agreement and the Plan, both of which are attached hereto and incorporated herein in their entirety. Subject to the provisions of the Stock Appreciation Rights and the Plan, the principal features of this Award are as follows:

Date of Grant and Vesting Commencement Date:

Number of shares of Common Stock subject to SARs:

Strike Price of SARs:

Expiration Date:

Vesting Schedule:	[Insert applicable vesting schedule].

Termination Period:	To the extent vested and prior to the Expiration Date, SARs may be exercised for up to three (3) months after termination of Continuous Employment, except as set out in Section 4 of the Stock Appreciation Rights Agreement (but in no event later than the Expiration Date); provided that a termination for “Cause” is governed by Section 6(viii) of the Plan, which provides for immediate termination of the SARs upon such termination for “Cause.”

IMPORTANT:

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Stock Appreciation Rights Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Grant Notice, the Restricted Stock Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of stock in the Company pursuant to the Award and supersede all prior oral and written agreements on that subject with the exception of Awards previously granted and delivered to Participant.

PARTICIPANT:	BLACKBAUD, INC.

By:

Name:
Print Name
Title:

Appendix A

BLACKBAUD, INC.

2008 EQUITY INCENTIVE PLAN

STOCK APPRECIATION RIGHTS AGREEMENT

Pursuant to the Stock Appreciation Rights Grant Notice (the “Grant Notice”) and this Stock Appreciation Rights Agreement (“Agreement”), Blackbaud, Inc. (the “Company”) has granted you stock appreciation rights (“SARs”) with respect to that number of shares of Common Stock and at a strike price per share (the “Strike Price”) as shown on the Grant Notice attached hereto (collectively, the “Award”). This Award is made pursuant to Section 6(c) of the Company’s 2008 Equity Incentive Plan (the “Plan”) and is subject in all respects to the terms and conditions in this Agreement and the terms, definitions and provisions of the Plan. This Award is made in exchange for services rendered by you to the Company or an Affiliate. Defined terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your Award, in addition to those set forth in the Grant Notice, are as follows:

1. TERM. Unless earlier terminated pursuant to the Plan or this Agreement, this Award shall expire on the expiration date specified on the Grant Notice. This Award shall not be exercisable on or after the Expiration Date.

2. VESTING. Subject to the limitations contained herein, the SARs subject to the Award will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service. Any portion of the SARs subject to this Award that becomes vested in accordance with the foregoing shall remain vested and shall be exercisable upon satisfaction of the conditions set forth in Section 3 below, subject to the Plan or this Agreement, until the earlier of the Expiration Date or other termination of this Agreement in accordance with the Plan and this Agreement.

3. METHOD OF EXERCISE; CALCULATION OF APPRECIATION. Only SARs that have become vested pursuant to Section 2 of this Agreement shall be exercisable by you. Vested SARs shall be exercisable by written notice (in the form attached hereto as Appendix C, the “Exercise Notice”) which shall state your election to exercise the SARs and the number of SARs subject to exercise. The written notice shall be signed by you and shall be delivered by certified mail to the Secretary of the Company, with such date as on the certified mail being designated the exercise date of the SARs (“Exercise Date”). Upon receipt of the Exercise Notice, the Company shall settle the specified number of SARs in Common Stock so long as the closing price of the Common Stock quoted on NASDAQ on the Exercise Date (the “Exercise Price”) is greater than the Strike Price per share of Common Stock subject to the SARs. At settlement, the Company shall issue in the name provided on the Exercise Notice and deliver to the address noted on the Exercise Notice as soon as reasonably practicable after the Exercise Date, a stock certificate representing that number of full shares of Common Stock (the “Settlement Shares”) equal to (A) the excess of the Exercise Price over the Strike Price, multiplied by (B) the total number of SARs subject to exercise, divided by (C) the Exercise Price of one share of Common Stock. In all cases, the number of Settlement Shares to be issued shall be rounded down to the nearest whole share and you shall forfeit to the Company the value of any fractional Settlement Shares.

4. TERMINATION OF CONTINUOUS EMPLOYMENT. In the event of the termination of your Continuous Employment, your right to exercise vested SARs under this Agreement shall terminate as follows:

(a) immediately upon the termination of your Continuous Service for Cause; or

(b) three (3) months after the termination of your Continuous Service for any reason other than Cause, your Disability or death.

5. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not exercise your SARs unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act of 1933, as amended (the “Securities Act”) or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your SARs also must comply with other applicable laws and regulations governing your Award, and you may not exercise your SARs if the Company determines that such exercise would not be in material compliance with such laws and regulations.

6. NO RIGHTS AS STOCKHOLDER. This Award shall not provide you or any person claiming under or through you, with any of the rights or privileges of a stockholder of the Company unless and until the SARs are settled and certificates representing shares issued upon such settlement are recorded on the records of the Company or its transfer agents or registrars, and delivered to you.

7. CAPITALIZATION CHANGES. The number of shares of Common Stock subject to your Award and referenced in your Grant Notice may be adjusted from time to time for changes in capitalization pursuant to Section 9(a) of the Plan.

8. TRANSFERABILITY. Your Award is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your Award. In addition, you may transfer your option to a trust if you are considered to be the sole beneficial owner (determined under Section 671 of the Code and applicable state law) while the Award is held in the trust, provided that you and the trustee enter into transfer and other agreements required by the Company.

9. WITHHOLDING OF TAXES.

(a) If the Company determines that the vesting or exercise of the SARs results in federal or state income tax, FICA, or other withholding obligations, the Company may condition issuance to you of the stock certificate representing the Settlement Shares upon your payment to the Company of your share of the withholding obligations, or upon some other action by you that the Company deems sufficient assurance that those obligations will be met.

(b) At the sole and absolute discretion of Board or Committee, you may pay all or any part of the total estimated federal and state income tax liability arising out of the settlement of the SARs (a “Tax Event”) by tendering already-owned shares of Common Stock or by directing the Company to withhold Settlement Shares otherwise to be transferred to you in an amount equal to the estimated federal and state income tax liability arising out of the Tax Event, provided that no more Settlement Shares may be withheld than are necessary to satisfy your actual minimum withholding obligation with respect to the Tax Event. In such event, you must, however, notify the Board or Committee of your desire to pay all or any part of the total estimated federal and state income tax liability arising out of the Tax Event by tendering already-owned shares of Common Stock or having Settlement Shares withheld prior to the date that the amount of federal or state income tax to be withheld is to be determined. For purposes of this Section, the Common Stock and Settlement Shares shall be valued at their fair market value, which shall be the closing price of the Common Stock on NASDAQ on the date on which the amount of the tax withholdings is to be determined.

10. TAX CONSEQUENCES. You agree that you have reviewed with your own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. You are relying solely on such advisors and not on any statements or representations of the Company or any of its agents. You understand that you (and not the Company) shall be responsible for your own tax liability that may arise as a result of the transactions contemplated by this Agreement.

11. AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your Award shall obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

12. HEADINGS. The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

13. MISCELLANEOUS.

(a) The rights and obligations of the Company under your Award shall be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns. Your rights and obligations under your Award may only be assigned with the prior written consent of the Company.

(b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

(d) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e) All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

14. GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

15. CHOICE OF LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the law of the state of Delaware without regard to such state’s conflicts of laws rules.

16. SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

17. OTHER DOCUMENTS. You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act.

18. APPLICATION OF SECTION 409A. This Award is intended to be exempt from the application of Section 409A of the Code (“Section 409A”) pursuant to Treasury Regulation 1.409A-1(b)(6). Notwithstanding the foregoing or any other provision of this Agreement to the contrary, to the extent that (a) one or more of the payments or benefits received or to be received by you pursuant to this Agreement would constitute deferred compensation subject to the requirements of Section 409A, and (b) you are a “specified employee” within the meaning of Section 409A, then such payment or benefit (or portion thereof) will be delayed until the earliest date following your “separation from service” with the Company within the meaning of Section 409A on which the Company can provide such payment or benefit to you without your incurrence of any additional tax or interest pursuant to Section 409A, with all payments or benefits due thereafter occurring in accordance with the original schedule.

Appendix B

BLACKBAUD, INC.

2008 EQUITY INCENTIVE PLAN

B-1

Appendix C

BLACKBAUD, INC.

EXERCISE NOTICE

Blackbaud, Inc.

Attention: Secretary

1. Exercise of Stock Appreciation Rights. Effective as of today,                  ,         , the undersigned (“Grantee”) hereby elects to exercise              of Grantee’s stock appreciation rights (“SARs”), each representing the appreciation of one share of Common Stock of Blackbaud, Inc. (the “Company”), as determined by and pursuant to its 2008 Equity Incentive Plan (the “Plan”) and the Stock Appreciation Rights Grant Notice and Stock Appreciation Rights Agreement dated                  ,          (the “SAR Agreement”). Payment shall be made in Settlement Shares according to the procedures set forth in the SAR Agreement. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the SAR Agreement.

2. Representations of Grantee. Grantee acknowledges that Grantee has received, read and understood the Plan and the SAR Agreement and agrees to abide by and be bound by their terms and conditions.

3. Rights as Stockholder. Until the stock certificate evidencing the Settlement Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Settlement Shares, notwithstanding the exercise of the SARs. The Company shall issue (or cause to be issued) such stock certificate as soon as reasonably practicable after the Exercise Date. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued.

4. Tax Consultation. Grantee understands that Grantee may suffer adverse tax consequences as a result of Grantee’s acquisition or disposition of the Settlement Shares. Grantee represents that Grantee has consulted with any tax consultants Grantee deems advisable in connection with the acquisition or disposition of the Settlement Shares and that Grantee is not relying on the Company for any tax advice.

5. Entire Agreement. The Plan and SAR Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the SAR Agreement shall constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Grantee with respect to the subject matter hereof, and is governed by Delaware law except for that body of law pertaining to conflict of laws.

Submitted by:	Accepted by:

GRANTEE:	BLACKBAUD, INC.

By:
Name:
Title:

Address:	Address: